EXHIBIT 4.2
                                                                     -----------

                              SIDE LETTER AGREEMENT


         Side Letter Agreement dated as of May 10, 1999, by and among Excel Switching Corporation, a Massachusetts corporation ("Parent"), Racepoint Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), RAScom, Inc., a Delaware corporation (the "Company"), State Street Bank and Trust Company (the "Escrow Agent"), and Mark B. Galvin (the "Indemnification Representative").

         WHEREAS, the parties are entering into a certain Escrow Agreement dated of even date herewith (the "Escrow Agreement"), and the parties desire to further clarify the duties of the Escrow Agent under such Escrow Agreement by supplementing such Escrow Agreement to include the terms provided below;

         NOW, THEREFORE, in consideration of the premises and agreements set forth below, the parties agree as follows to supplement the Escrow Agreement by this Side Letter Agreement:

         Section 1. DEPOSIT OF SHARES. Capitalized terms used herein but not defined shall have the meanings set forth in the Escrow Agreement. On or after the Effective Date of the Merger, the Parent shall cause to be delivered to the Escrow Agent the amount of 102,122 shares of Parent Common Stock as set forth on the attached Schedule I (the "Indemnification Escrowed Shares") in the name of the Escrow Agent. The Escrow Agent agrees to hold and administer said shares subject to the terms of this Agreement and the Escrow Agreement. Each Company Shareholder shall have a percentage interest in said Indemnification Escrow Shares as set forth on Schedule I hereto (each Company Shareholder's "Percentage Interest"). The Escrow Agent shall not hold any cash hereunder and shall have no duty to invest any escrowed property.

         Section 2. ESCROW AGENT'S DUTY. The Escrow Agent shall have no duty to review or interpret, or monitor compliance with the terms of, the Merger Agreement or the other documents executed in connection therewith, and may rely on the use of defined terms in any communication received by it. Any claim for indemnification thereunder from Indemnification Escrow Shares shall be valued by dividing such indemnification claim amount by the Per Share Value to arrive at the correct amount of Indemnification Escrow Shares to be surrendered. Any surrender of Indemnification Escrow Shares to satisfy a claim hereunder shall be accomplished by transfer of Parent Common Stock certificates held in escrow by the Escrow Agent to the Parent's transfer agent ("Transfer Agent") with instructions to cancel the requisite amount of shares to satisfy such claim, and to return a stock certificate or certificates to the Escrow Agent for any remaining Parent Common Stock still in escrow. All disbursements by the Escrow Agent from the escrow account shall be made in accordance with written instructions provided by Parent and the Indemnification Representative (including the allocation of any claims among the Company Shareholders) and the Escrow Agent may rely conclusively on such written instructions.

         Any disbursements of Indemnification Escrow Shares to Company Shareholders shall be made by the Transfer Agent based upon written instructions of the Escrow Agent.

         Any claim submitted by Parent or the Indemnification Representative to the Escrow Agent shall contain a certification that the Indemnity Threshold has been met.

         Any Notice of Claim shall specify if the claim thereunder relates to a joint and several claim, or a several claim against a particular Company Shareholder.

         The parties agree that they will give or cause the Indemnification Escrow Agent to be given written instructions as to any voting of Indemnification Escrow Shares not less than three (3) business days prior to such vote, and the Escrow Agent shall otherwise be under no obligation to preserve, protect or exercise rights in the Indemnification Escrow Shares, and shall be responsible only for reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform and observe such duties on its part as are expressly set forth in this Agreement. The Escrow Agent shall not be responsible for forwarding to any party, notifying any party with respect to, or taking any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Indemnification Escrow Shares, including but not limited to, proxy materials, tender options, the pendency of calls and maturities and expiration of rights.

         The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct in breach of this Agreement.

         Section 3. NOTICE OF CORPORATE EVENTS. Parent shall give prompt written notice to the Indemnification Escrow Agent of any corporate event such as a stock dividend, stock split, reclassification, recapitalization or corporate reorganization, or any adjustment in the Per Share Value.

         Section 4. TAX INDEMNIFICATION. The Parent shall (i) assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Indemnification Escrow Shares or performance of other activities under the Escrow Agreement, (ii) instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under the Escrow Agreement, and (iii) indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessment, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made or other activities performed under the terms of the Escrow Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with the Escrow Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless, and the indemnification set forth in Section 8(h) of the Escrow Agreement, shall apply to the officers, directors, employees and agents of the Indemnification Escrow Agent and shall survive the termination of the Escrow Agreement.

         Section 5. DISPUTE RESOLUTION. It is understood and agreed that (i) the Escrow Agent's duties under the Indemnification Escrow Agreement are ministerial and not fiduciary in nature, and (ii) should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Indemnification Escrow Shares, or should the Escrow Agent request or require additional clarification or instruction, or should any claim be made upon the Escrow Agent or the Indemnification Escrow Shares by a third party, the Escrow Agent upon request for clarification or instruction or receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said shares until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired, or the receipt by the Escrow Agent of adequate instruction from the Parent and the Indemnification Representative. The Indemnification Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Indemnification Escrow Shares.

         In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

         This Side Letter Agreement and the Escrow Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Side Letter Agreement or the Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of the Escrow Agreement or this Side Letter Agreement on one occasion shall not constitute a waiver of the other terms of the Escrow Agreement or this Side Letter Agreement, or of such terms and conditions on any other occasion.

         Section 6. CONSENT TO JURISDICTION AND SERVICE. Each of the Parent and the Indemnification Representative hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against any of the parties (or each of them) by the Indemnification Escrow Agent arising out of or relating to the Escrow Agreement. In any such action or proceedings, the parties each hereto absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal services of any summons, complaint, declaration or other process, and
(iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses set forth in the Escrow Agreement

         Section 7. FORCE MAJEURE. The Indemnification Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the
Indemnification Representative, the Indemnification Escrow Agent have caused this Side Letter Agreement to be signed by their respective officers thereunto duly authorized, and their respective seals to be affixed hereto as an instrument under seal governed by the laws of the Commonwealth of Massachusetts, as of the date first written above.


EXCEL SWITCHING CORPORATION


By:  /s/ Christopher Stavros
     -------------------------------------
Title:  Vice President and General Counsel
        ----------------------------------

RACEPOINT ACQUISITION CORPORATION

By: /s/ Christopher Stavros
    --------------------------------------
Title:  Vice President
        ----------------------------------

RASCOM, INC.

By:  /s/ Mark Galvin
     -------------------------------------
Title:  President
        ----------------------------------

/s/ Mark Galvin
------------------------------------------
Name:  Mark Galvin
as Indemnification Representative


STATE STREET BANK AND TRUST COMPANY
As Escrow Agent

By:  /s/ Arthur Blakeslee
     -------------------------------------
Title:  Assistant Vice President
        ----------------------------------

                       EXHIBIT I -- SHARES TO BE ESCROWED

--------------------------------------------------- -------------- -------------
                                                     EXCEL SHARES    PERCENTAGE
NAME OF SHAREHOLDER                                 TO BE ESCROWED  INTEREST (%)
--------------------------------------------------- -------------- -------------
Arrigo, Philip                                                 13          .013
--------------------------------------------------- -------------- -------------
Barrie, Kathy                                                   1          .001
--------------------------------------------------- -------------- -------------
Barza, Michael                                                768          .752
--------------------------------------------------- -------------- -------------
Basile, Jeffrey S.                                            348          .341
--------------------------------------------------- -------------- -------------
Bik, Margo & Nicholas                                         287          .281
--------------------------------------------------- -------------- -------------
C.W. Dick                                                     181          .177
--------------------------------------------------- -------------- -------------
Carroll, Chris                                                 19          .019
--------------------------------------------------- -------------- -------------
Cassie Dalton Stess Trust                                      45          .044
--------------------------------------------------- -------------- -------------
Charles River Partnership VII                              18,088        17.712
--------------------------------------------------- -------------- -------------
Cheheyl, R. Stephen                                           274          .268
--------------------------------------------------- -------------- -------------
Denton, Arnold                                                  6          .006
--------------------------------------------------- -------------- -------------
Devine, Geoffrey                                              266          .260
--------------------------------------------------- -------------- -------------
Dick, Kevin                                                    26          .025
--------------------------------------------------- -------------- -------------
First Albany Custodian FBO J.C. Schwalbe IRA                   87          .085
--------------------------------------------------- -------------- -------------
Friesen, Gerald A.                                            497          .487
--------------------------------------------------- -------------- -------------
Galvin, Aaron & Frayda                                      1,606         1.573
--------------------------------------------------- -------------- -------------
Galvin, Mark B.                                            17,751        17.382
--------------------------------------------------- -------------- -------------
Genovese, Joseph C.                                           432          .423
--------------------------------------------------- -------------- -------------
Gieseler, Stefan                                              211          .207
--------------------------------------------------- -------------- -------------
Grochmal, Robert                                               45          .044
--------------------------------------------------- -------------- -------------
Grochmal, Robert and Debra JTWROS                              67          .066
--------------------------------------------------- -------------- -------------
Gruber, Rubin                                                 452          .443
--------------------------------------------------- -------------- -------------
Harbour Vest Partners V - Direct Fund L.P.                 21,663        21.213
--------------------------------------------------- -------------- -------------
Hannappel, Richard                                              6          .006
--------------------------------------------------- -------------- -------------
Haskell, Marcia                                                22          .022
--------------------------------------------------- -------------- -------------
Hauf, Allen A.                                                612          .599
--------------------------------------------------- -------------- -------------
Interstock Anstalt                                            343          .336
--------------------------------------------------- -------------- -------------
Kaufman, Gilbert                                              296          .290
--------------------------------------------------- -------------- -------------
Keelan, Joseph                                                  7          .007
--------------------------------------------------- -------------- -------------
Kirshy, Dennis A.                                             682          .668
--------------------------------------------------- -------------- -------------
Kline, Allan M.                                               327          .320
--------------------------------------------------- -------------- -------------
Le Serre                                                      362          .354
--------------------------------------------------- -------------- -------------
Livingstone, Peter                                             39          .038
--------------------------------------------------- -------------- -------------
Los, Edward                                                    33          .032
--------------------------------------------------- -------------- -------------
Maxwell, Warren                                                25          .024
--------------------------------------------------- -------------- -------------
Michl, Leigh                                                   34          .033
--------------------------------------------------- -------------- -------------
Mulawski, Steve                                               174          .170
--------------------------------------------------- -------------- -------------
Mullaney, Thomas                                               48          .047
--------------------------------------------------- -------------- -------------
Newton, Harry                                                 497          .487
--------------------------------------------------- -------------- -------------

--------------------------------------------------- -------------- -------------
                                                     EXCEL SHARES    PERCENTAGE
NAME OF SHAREHOLDER                                 TO BE ESCROWED  INTEREST (%)
--------------------------------------------------- -------------- -------------
Nordblom, Rodger P.                                         1,529         1.497
--------------------------------------------------- -------------- -------------
Parmar, Naresh                                                 53          .052
--------------------------------------------------- -------------- -------------
PCC Transfer Limited Partnership                            7,235         7.085
--------------------------------------------------- -------------- -------------
Piazza, Louis                                                 100          .098
--------------------------------------------------- -------------- -------------
Pioneer Ventures Limited Partnership II                    10,853        10.627
--------------------------------------------------- -------------- -------------
Pullis, Ronald                                                 45          .044
--------------------------------------------------- -------------- -------------
Reilly, Joseph                                                 13          .012
--------------------------------------------------- -------------- -------------
Rood, Peter                                                    90          .088
--------------------------------------------------- -------------- -------------
Sayare, Mitchell & Whitehead, Susan                           508          .497
--------------------------------------------------- -------------- -------------
Schwalbe, James                                               178          .174
--------------------------------------------------- -------------- -------------
Simpson, Reid                                                  41          .040
--------------------------------------------------- -------------- -------------
Smith, Kevin B. & Kathryn D.                                  543          .532
--------------------------------------------------- -------------- -------------
Stess, Kenneth M.                                              34          .033
--------------------------------------------------- -------------- -------------
SVE Star Ventures Enterprises No. V                         8,387         8.213
--------------------------------------------------- -------------- -------------
SVM Star Ventures Management gmbH Nr. 3 & Co. KG            1,890         1.851
--------------------------------------------------- -------------- -------------
The MHF Sylvan Fund                                         1,637         1.603
--------------------------------------------------- -------------- -------------
Ward, Kim                                                       3          .003
--------------------------------------------------- -------------- -------------
Waterline Capital, LLC                                      2,261         2.214
--------------------------------------------------- -------------- -------------
Wood, Michael                                                  53          .052
--------------------------------------------------- -------------- -------------
Young, Terry                                                   29          .028
--------------------------------------------------- -------------- -------------
                                TOTAL                     102,122        99.998
--------------------------------------------------- -------------- -------------